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                                                                    EXHIBIT 99.2

                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name and to the description of our opinion letter, dated May 3, 1998, under the caption "Opinion of Echlin's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix C to, the Joint Proxy Statement-Prospectus of Dana Corporation and Echlin Inc., which Joint Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Dana Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          SALOMON BROTHERS INC
                                          SMITH BARNEY INC.

                                          By:   /s/ SALOMON BROTHERS INC
                                            ------------------------------------
                                            Salomon Brothers Inc

New York, New York
May 29, 1998